Broad Platform Opportunity and New Therapeutic Modality Supported by Positive Interim Clinical Data EDP1815 Advancing to Phase 2 August 6, 2019

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Key Highlights • Interim clinical data supports Evelo’s platform opportunity and vision • EDP1815 and EDP1066 were well tolerated • EDP1815 in psoriasis • Reduction in mean Lesion Severity Score vs. placebo • Consistent skin and blood immune cell biomarker responses • Advancing into Phase 2 in early 2020 • EDP1066 in psoriasis • Pharmacodynamic responses on blood immune cell biomarkers at high dose • No further development in psoriasis • Investigating more potent formulation in atopic dermatitis patients in ongoing study 3

EDP1815 in Psoriasis 4

Targeting EDP1815 to Address Unmet Needs of Psoriasis Patients Mild Moderate Severe 71% 22% 7% • Future opportunity to treat any stage of disease given differentiated profile of Evelo’s oral biologics • Initial focus on mild to moderate populations with potential to address over 3.5 millionof these patients in US and EU5 and expand globally (2018 company-sponsored market research; EU consisting of France, Germany, Italy, Spain and the UK 5

EDP1815 Low Dose Psoriasis Cohort • 12 patients with mild to moderate psoriasis • Randomized 2:1 (active:placebo) with 550mg dose (enteric capsule formulation) for 28 days; daily oral administration • Primary endpoint of safety and tolerability • EDP1815 was well tolerated with no overall difference reported from placebo • Signal finding study, low dose and short duration of dosing 6

Secondary and Exploratory Endpoints Reported • Lesion Severity Score • Cellular biomarkers from skin biopsies • Blood immune cell biomarkers of cytokine production 7

Lesion Severity Score is a Sensitive Clinical Measure • Clinical measure of disease change in psoriasis • Lesion Severity Score is a component of the PASI scoring system • Uses the same underlying changes as lesion severity element of the PASI score • Tracks an individual lesion across dosing period • Measures redness, thickness and scaling on a 12-point scale • Sensitive short-term measure in patients with mild to moderate disease 8

Statistically Significant Reduction in Lesion Severity Score Mean change (+/- SE) in lesion severity score over dosing period 9

Patient Data Showed Reduction in Lesion Severity Score of 0-67% 25% 0% Percent change in Group lesion severity score at −25% Placebo end of dosing period EDP1815 −50% −75% 1 2 3 4 5 6 7 8 9 10 11 12 ID 10

Reductions in Skin Cellular Biomarkers were Consistent with Improvement in Lesion Severity Score • Psoriasis pathology is driven by epithelial hyperplasia • Reductions observed in basal Mean (+/- SE) change in basal epithelium mitotic epithelium mitotic counts across cell count over dosing period (cells/mm2) patients dosed with EDP1815 11

Reduction in Blood Immune Cell Cytokine Production Indicative of a Systemic Anti-inflammatory Response Changes over Dosing Period in Cytokine Production After Stimulation of Blood Immune Cells with Lipopolysaccharide • Reduction in systemic cytokine Increased Production Increased production consistent with clinical signal and histological biomarkers • No reduction observed in placebo Decreased production Decreased Cytokines detected: IL10, IL8, TNFα, IL6, IL1B, IFN-γ Decrease or increase in cytokine production defined as a change of 2 pg/ml over dosing period 12

Positive Interim Data for 1st Cohort with Low Dose Over 28 Days Supports Advancing into Phase 2 • EDP1815 was well tolerated with no overall difference reported from placebo • Statistically significant reduction vs. placebo in Lesion Severity Score • Reduction in Lesion Severity Score of 0-67% in patients dosed with EDP1815 • Cellular biomarker changes consistent with reduction in Lesion Severity Score • Reduction in blood immune cell cytokine production indicative of a systemic anti- inflammatory response 13

Planning for EDP1815 Phase 2 and Indication Expansion

Placebo-controlled dose and formulation optimization study in mild to moderate psoriasis patients planned for early 2020 initiation

- Primary endpoint: change in PASI score at 24 weeks
- Interim analysis at 12 weeks

Part A

Goal: Formulation selection

n~180, 3 arms, original formulation vs. new formulation vs. placebo

Part B

Goal: Dose selection

n~250, 4 arms, 3 different doses of optimal formulation vs. placebo

Opportunity to expand into additional diseases following Part A interim analysis

EVELO

14

Novel Formulation was Up to 30-fold More Potent Preclinically 15

EDP1066 in Psoriasis 16

Dose-dependent Response Observed on Blood Immune Cell Cytokine Production in Phase 1b Clinical Trial • EDP1066 was well tolerated with no overall difference reported from placebo • Reduction in blood immune cell cytokines which indicates a pharmacodynamic response in patients at the high dose; no effect at low dose • Evidence that EDP1066 may modulate systemic immunology • No effects observed on cellular biomarkers or clinical measures of disease at either dose 17

Reduction in Blood Immune Cell Cytokine Production Indicate a Pharmacodynamic Response at High Dose Changes over Dosing Period in Cytokine Production After Stimulation of Blood Immune Cells with Lipopolysaccharide • 3.3g EDP1066 dose group caused a Increased Production Increased decreased production of cytokines • No reduction observed in patients receiving the 660mg dose of EDP1066 or placebo Decreased production Decreased Cytokines detected: IL10, IL8, TNFα, IL6, IL1B, IFN-γ Decrease or increase in cytokine production defined as a change of 2 pg/ml over dosing period 18

Next Steps for EDP1066 • Focusing current Phase 1b trial on investigating activity of new formulation in atopic dermatitis • Data from 24 patient atopic dermatitis cohort with new formulation expected early 2020 • No further development in psoriasis 19

Summary 20

EDP1815 Phase 2a 12-week Interim Data Expected in Late 2020 Candidate 2019 2020 Phase 1b Phase 1b Phase 2a 12-week interim Psoriasis 5x dose Psoriasis & atopic dermatitis Psoriasis EDP1815 Original formulation New formulation Original and new formulation 4Q 2019 Early 2020 Late 2020 Phase 1b Atopic dermatitis EDP1066 New formulation 1Q 2020 Phase 1/2 MSS Colorectal Carcinoma EDP1503 Triple negative breast cancer PD-1 Relapsed 1H 2020 21

Today’s Highlights and Next Steps • Interim clinical data supports Evelo’s potential platform opportunity and vision • Oral biologics acting on cells in the small intestine can modulate systemic immunology • Developing effective, safe and affordable medicines for major chronic diseases • EDP1815 - Consistent clinical and biomarker responses signal potential in psoriasis • Advancing into Phase 2 in psoriasis in early 2020 • Expect to expand into other indications after interim 12-week Phase 2 data • EDP1066 – Pharmacodynamic biomarker response at high dose in psoriasis • Focusing current Phase 1b trial on new formulation in atopic dermatitis 22

Broad Platform Opportunity and New Therapeutic Modality Supported by Positive Interim Clinical Data EDP1815 Advancing to Phase 2

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